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                               ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made on
May 7, 1998, between EDWARD STEVEN CORPORATION, a Pennsylvania corporation ("ESC"); DRAKE TELEPHONE CO., a Pennsylvania corporation ("DTC" and together with ESC, the "Sellers"); CHOICETEL COMMUNICATIONS, INC., a Minnesota corporation (the "Purchaser"); JAY LUDWIG, a resident of the State of Pennsylvania ("Ludwig"); and JAY SCOTT, a resident of the State of Pennsylvania ("Scott", and together with Ludwig, the "Shareholders").

                                     BACKGROUND:

          A. The Shareholders in the aggregate own all of the outstanding shares of capital stock of both Sellers.

          B. Sellers together operate a business that provides pay telephone services in Pennsylvania and is conducted under the name "Jay Telephone Vending" (the "Business").

          C. Sellers desire to sell to Purchaser certain assets of the Business, and Purchaser desires to purchase such assets from Sellers, on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, the parties agree as follows:


                                     ARTICLE I

                                 PURCHASE AND SALE

          Subject to and in reliance upon the representations, warranties and agreements of the Sellers and Purchaser, and subject to the terms and conditions of this Agreement:

          1.01 SALE AND PURCHASE OF ASSETS. Sellers agree to sell, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Sellers, on the date of Closing defined in Section 3.01, at the purchase price stated in Section 2.01, the Assets. As used in this Agreement, the term "Assets" means, except as expressly stated herein, all of the assets used in or relating to the Business, including, but not limited to, the following:

               (a) SITE PROVIDER CONTRACTS. All contracts pertaining to the provision of pay telephones placed or to be placed into operation at particular sites pursuant to an agreement therefor ("Site Contracts") with site owners or operators ("Site Providers"), together with the Sellers' right to provide pay telephone services to the Site Providers.

               (b) EQUIPMENT. All pay telephones, and all furniture, fixtures, equipment, machines and other tangible assets which are owned by Sellers and used in connection with the Business as of the date of Closing including but not limited to those tangible assets set forth on
     SCHEDULE 1.01(b), hereto.

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               (c)  TRADE INFORMATION.  All of Sellers' customer lists (together with the right to solicit and service said customers), manuals, forms, computer programs, business plans or like data respecting the Business or the conduct thereof, whether existing or created as of the date of this Agreement or as of the date of Closing.

               (d) NAME AND PROPRIETARY INFORMATION. All rights relating to exclusive use of the name "Jay Telephone Vending" or any similar or derivative name, all goodwill relating thereto and to the Business, and the right to free use of any proprietary information respecting the Business or the conduct thereof.

               (e) EXCLUDED ASSETS. The following assets shall not be sold, transferred, conveyed or delivered to Purchaser pursuant to this Agreement:
     (i) cash and monies in bank accounts, (ii) life insurance policies, (iii) prepaid expenses, (iv) accounts receivable earned prior to the date of Closing, (v) dial-around receivables earned prior to the date of Closing, and (vi) all revenue earned by Sellers prior to the date of Closing including operator service revenues and any tax or regulatory refunds or credits, whenever received or credited. In the event Purchaser receives a credit or a refund, Purchaser shall pay to Sellers the amount of such credit or refund immediately upon receipt thereof.


                                     ARTICLE II

               PURCHASE PRICE; PAYMENT; NO ASSUMPTION OF LIABILITIES

          2.01 PURCHASE PRICE. The aggregate purchase price for the Assets (the "Purchase Price") shall be an amount calculated as follows, subject to a minimum of $3,800,000 and a maximum of $4,300,000:

               (a) Subject to Sections 2.01(b) and (c), below, Purchaser shall pay to Sellers an amount equal to (i) 27.2 (the "Multiple"), TIMES (ii) the average monthly cash flow per phone generated from the phones sold hereunder which are installed and in service as of the date of Closing to be set forth on a schedule identified as SCHEDULE 2.01(a) to be delivered at or prior to Closing (collectively, the "Installed Phones") for the 12 full months following the Closing (the "12 Month Period"), TIMES (iii) the difference between the number of Installed Phones and the number of Installed Phones removed from service prior to the expiration of the 12 Month Period solely due to the absence of enforceable Site Contracts therefor which have not been replaced within thirty (30) days of such removal (provided, however, that any such replacement must have occurred through the sole efforts of someone other than an employee of Purchaser and the Site Contract therefor must have terms and be with a Site Provider reasonably acceptable to Purchaser). For purposes of this Agreement, "cash flow" shall mean coin revenue received, PLUS operator service and store and forward receipts, PLUS dial-around compensation received, MINUS line charges and long distance bills paid, MINUS commissions paid to Site Providers, MINUS applicable sales, use and/or excise


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     taxes which appear on the telephone bills, MINUS the charges described in
     Section 2.01(d), below, but only to the extent described therein. Notwithstanding the foregoing, the removal of any of the Installed Phones from service prior to the expiration of the 12 Month Period for any reason other than the absence of an enforceable Site Contract therefor, including but not limited to removal due to store closing, fire, vandalism, change in store ownership and expiration of the Site Contract therefor, shall have no effect on the Purchase Price or the number used pursuant to (iii), above, to determine the Purchase Price. Due to the uncertainty of the dial-around compensation rate, the effect of increasing the local coin rate, and the implementation of changes in the tariff for local phone service, the Purchase Price as described in this Section 2.01(a) will be determined by the Accountants (as defined below) in accordance with Section 2.02, below. Purchaser may use any clearinghouse for the determination and distribution of its dial-around compensation so long as its clearinghouse distributes all of the dial-around compensation attributable to the Installed Phones for the entire 12 Month Period no later than the date American Public Communications Counsel Services distributes dial-around compensation for such period.

               (b) In the event that eighty-five percent (85%) or more of the Installed Phones are subject to Site Contracts as of the date of Closing, the Multiple shall be increased to 27.4.

               (c) The Purchase Price shall be reduced by $2,000 for any Installed Phone removed from service following the 12 Month Period but before the conclusion of the Accountants' review due to the absence of an enforceable Site Contract therefor which has not been replaced within thirty (30) days of such removal (provided, however, that any such replacement must have occurred through the sole efforts of someone other than an employee of Purchaser and the Site Contract therefor must have terms and be with a Site Provider reasonably acceptable to Purchaser). Any Purchase Price reduction pursuant to this Section 2.01(c) shall be effected first by reducing the principal amount of the Note (as defined below) to the extent of the outstanding indebtedness then evidenced thereby and, thereafter, by a cash refund to Purchaser.

               (d) The parties acknowledge that the Federal Communications Commission has authorized telephone companies to recover certain one-time costs related to developing a tracking system for dial-around calls ("Tracking Costs"), which costs are anticipated to be passed on to pay telephone service providers in the monthly line charges. If the portion of these costs attributable to the Installed Phones are billed to Purchaser in the 12 Month Period, whether as a one-time charge or spread out over a number of months, then the Accountants shall allocate such costs over a 36-month period. For example and for illustration purposes only, if $15 of Tracking Costs are billed to Purchaser in the 12 Month Period, then only $5 of the $15 shall be included as expense for the 12 Month Period in determining the average monthly cash flow for the 12 Month Period. Alternatively, if the telephone companies elect to pass on the Tracking Costs by increasing line charges indefinitely, then the actual amounts paid therefor by Purchaser in the 12 Month Period would be included in such calculation as expense.


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          2.02 DETERMINATION OF PURCHASE PRICE.

               (a) Coopers & Lybrand L.L.P. or, in the event such firm is unwilling or unable to undertake such engagement, another firm of certified public accountants selected by Purchaser and reasonably acceptable to Sellers (in either case, the "Accountants"), shall be engaged to conduct the review described herein and to determine the cash flow generated by the Installed Phones. The fees and expenses of the Accountants for the foregoing services only shall be shared and paid equally by the Purchaser and the Sellers.

               (b) The review by the Accountants shall occur as soon as reasonably practicable following Purchaser's receipt of the payment(s) for dial-around compensation attributable to the Installed Phones for the entire 12 Month Period, which review shall be concluded no later 30 days after receipt of such payment(s) and a written report thereof shall be delivered to Purchaser and Sellers within 10 days of the conclusion of the
     review (the "Report Date").   The purpose of the review is to determine the
     average monthly cash flow from the Installed Phones and the number of Installed Phones removed from service both prior to the expiration of the 12 Month Period and following the 12 Month Period but before the conclusion of the Accountants' review due to the absence of enforceable Site Contracts therefor, all of which will be used by the Accountants to establish the amount of the Purchase Price.

          2.03 PAYMENT.

     The Purchase Price shall be paid as follows:

                    (i) $62,500 paid contemporaneously with the execution of this Agreement, which payment shall be non-refundable in the event the transactions contemplated hereby are not consummated for any reason, except that the Sellers shall refund the full amount paid herewith in the event any of the representations, warranties or statements made herein or in any document, information or exhibit furnished under this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading, which refund obligation shall be joint and several as between the two Sellers, and

                    (ii) $37,500 payable on or before 5:00 p.m. Philadelphia
               Time, Tuesday, May 12, 1998, and

                    (iii) $3,700,000 payable at Closing in cash, by certified check or by wire transfer pursuant to Sellers' instructions, and


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                    (iv) the balance, if any, to be paid in full no later than ten (10) days after the Report Date, all as more fully set forth in the form of promissory note attached hereto as EXHIBIT A (the "Note"). The Note shall have an initial principal value of $500,000 and shall be subject to reduction in an amount, if any, by which $4,300,000 exceeds the amount of the Purchase Price as
               determined by the Accountants.   Further, the Note shall be
               secured by either (i) an irrevocable letter of credit ("LC"),
               (ii) a financial performance bond, ("Bond") or (iii) a cash escrow ("Escrow") as determined by the Purchaser in its sole discretion and having terms reasonably acceptable to Sellers (in either case, the "Security Document"), a copy of which in draft form shall be provided to Sellers no less than ten (10) days prior to the Closing.

                    (v) The LC, Bond or Escrow will provide that the initial draw by Sellers shall be in the amount directed in writing by the Accountants. In the event either the Purchaser or Sellers believe the Accountants' determination is incorrect by an amount in excess of $10,000 the parties agree to meet to resolve the dispute amicably. In the event an agreement is not reached within 30 days after the LC, Bond or Escrow is initially drawn against, the parties agree to submit the matter for binding resolution in accordance with the Rules of the American Arbitration Association in a proceeding to be venued in Chicago, Illinois. The parties to such proceeding hereby agree to equally share the fees payable to the arbitration panel but shall otherwise be solely responsible for their respective costs in connection with such proceeding. Until such time as the parties amicably resolve the dispute or the arbitration decision is rendered the balance of the LC, Bond, or Escrow shall remain in place as security for the Note.

          2.04 NO ASSUMPTION OF LIABILITIES. In connection with this Agreement, neither Purchaser nor any affiliate of Purchaser is assuming or agreeing to assume or discharge any liability or obligation of Sellers or Shareholders whatsoever, whether now existing or hereafter incurred, including, without limitation, any liability or obligation relating to any of the Assets or the sale thereof, or pursuant to any lease, for the Sellers' office located at Lee Park, 555 N. Lane, Conshohoken, Pennsylvania or otherwise, pursuant to which either of the Sellers or either of the Shareholders is a party except for liabilities assumed as set forth on Schedule 4.04 attached hereto.


                                 ARTICLE III

                                   CLOSING

          3.01 TIME AND PLACE. Subject to satisfaction or waiver of the conditions to closing set forth in Article VII, below, the closing of the transaction contemplated by this Agreement


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     (the "Closing") shall take place at such time and location as shall be agreed to by Sellers and Purchaser, but in no event later than June 30, 1998.

          3.02 DELIVERIES. At or before the Closing, and as a condition precedent to Closing, unless waived in writing by the receiving party:

               (a) Sellers shall deliver to Purchaser a fully-executed Bill of Sale in the form attached as EXHIBIT B, and any other document or instrument reasonably requested by Purchaser to evidence the sale and transfer of any of the Assets free and clear of any and all claims, liens or encumbrances of any kind.

               (b) Ludwig shall execute and deliver to Purchaser an Employment Agreement in the form of EXHIBIT C (the "Employment Agreement").

               (c) The warranties and representations set forth in Article IV, below, shall be true and correct on the date of Closing, as if then made, and the Sellers shall deliver to Purchaser a certificate to that effect signed by its chief executive officer and chief financial officer.

               (d) Possession of the Assets shall be relinquished to Purchaser by Sellers at the Closing.

               (e) Purchaser shall deliver the payment required to be paid at Closing pursuant to Section 2.03(ii), above, and the Note and Security Document.

                                     ARTICLE IV

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS AND SHAREHOLDERS

          To induce Purchaser to consummate the transactions contemplated by this Agreement, the Sellers and Shareholders, jointly and severally, warrant, represent and covenant with and to Purchaser as follows, all of which representations, warranties and covenants are made as of the date of this Agreement and as of the date of Closing:

          4.01 CORPORATE STANDING. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power, authority, permits and franchises to own, lease and operate its properties and to carry on the Business as now being conducted. Each of the Sellers is duly qualified and in good standing as a foreign corporation in all other states where the character of its properties or the nature of the Business makes such qualification necessary.

          4.02 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. The execution and delivery of this Agreement by each of the Sellers has been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by each of the Shareholders is done


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     as their respective free acts and deeds.  This Agreement has been duly and validly executed and delivered by the Sellers and the Shareholders and constitutes the valid and legally binding obligation of the Sellers and the Shareholders, enforceable against the Sellers and the Shareholders in accordance with its terms.

          4.03 CHARTER AND BY-LAWS. Each of the Sellers has furnished to Purchaser a good standing certificate issued by the Secretary of State of Pennsylvania.

          4.04 OWNERSHIP OF ASSETS. The Sellers in the aggregate own all of the Assets free and clear of any and all liabilities, liens, encumbrances, restrictions, assessments, obligations, charges and options of any kind whatsoever (collectively, "Liens") except for Liens identified on Schedule
     4.04 attached hereto. The Sellers in the aggregate will have at Closing good and marketable title to the Assets and the absolute right, power and capacity to sell, assign and deliver the Assets to Purchaser, free and clear of any and all Liens, except for Liens identified on Schedule 4.04 attached hereto.

          4.05 CAPITALIZATION. All of the issued and outstanding shares of the capital stock of ESC, and all of the issued and outstanding shares of the capital stock of DTC, are owned in the aggregate by the Shareholders. There are no shareholder agreements, understandings, or commitments relating to the right of the Sellers, respectively, to sell the Assets.

          4.06 FINANCIAL CONDITION. SCHEDULE 4.06(a) attached hereto is an unaudited analysis of pay telephone revenues and expenses for each of the Sellers for the years ended December 31, 1997 and 1996, and for the interim period ending on the most recent practicable date (the "Latest Date"), and each of the Sellers will deliver to Purchaser, at Purchaser's expense, prior to or at the Closing an audited balance sheet and statement of income and surplus information for the same periods which will confirm the unaudited analyses set forth on SCHEDULE 4.06(a) (collectively, the "Financial Statements"). The Financial Statements are and will be complete and accurate, have been and will be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present and will fairly present the financial condition and results of operations of Sellers as of the dates and for the periods indicated. There has been no material adverse change in the financial condition, properties or business of either of the Sellers since the Latest Date. Neither of the Sellers has any liabilities, obligations or commitments, whether absolute, accrued, contingent or otherwise, other than (i) liabilities disclosed or adequately provided for in the Financial Statements and (ii) liabilities incurred in the ordinary course of business since the Latest Date which individually and in the aggregate are not material in amount. At the date of Closing, neither of the Sellers will have any outstanding liability for borrowed money, or trade or other payables whether absolute, accrued, contingent or otherwise, other than those that shall be listed in a schedule identified as SCHEDULE 4.06(b) to be delivered to Purchaser at Closing.

          4.07 NO MATERIAL ADVERSE CHANGE. The Sellers will notify Purchaser prior to Closing of any occurrence, event or condition which has occurred or occurs between the date of the unaudited Financial Statements and the Closing, and which has a reasonable likelihood


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     of adversely affecting the Assets, the Business, business prospects or the financial condition of Sellers. Since the Latest Date, there have been no changes in the state, municipal or other non-federal laws, regulations or orders pertaining to the provision of pay telephone service or installation of pay telephones which will or would be likely to materially adversely affect the Business. All known facts material to the condition (financial or otherwise) of the Business or the Assets have been disclosed to the Purchaser in this Agreement or in a writing pursuant hereto.

          4.08 CONTRACTS. Each of the Sellers has delivered to Purchaser a complete and accurate list of all written documents evidencing Liens, franchises, licenses, leases, employment agreements (including any pension, profit sharing, bonus or severance pay commitments), and other contracts, undertakings and commitments to which such Seller is a party or by which it is bound or to which any of its properties are subject. Each of the Sellers has performed all material obligations required to be performed by it under such Liens, franchises, licenses, leases, contracts, agreements and other undertakings and commitments and is not in material default thereof. The lease for Sellers' office/warehouse facility can be terminated by Sellers on no more than thirty (30) days' written notice to the landlord thereunder, and upon such termination Sellers will have no further obligation to such landlord. As of the date hereof, eleven (11) of the Sellers' pay telephones are placed with the Sellers' largest Site Provider (based on the number of Installed Phones under contract with such Site Provider). As of the date of Closing, (i) there will be at least 960 Installed Phones and (ii) at least seventy-eight percent (78%) of the Installed Phones will be subject to a Site Contract. As of the date hereof and as of the date of Closing, ninety-eight percent (98%) of Sellers' Site Contracts are and will be in full force and effect, Sellers have not defaulted on or received either a default notice or a notice of intention to cancel a Site Contract with respect to more than two percent (2%) of Sellers' Site Contracts, and ninety-eight percent (98%) of Sellers' Site Contracts have or will have as of such date the following provisions:

               (a) the Site Contract has an initial term of a least five (5) years, except as indicated on SCHEDULE 4.08(a) attached hereto,

               (b) the Site Contract automatically renews at the end of the current term, except as indicated on SCHEDULE 4.08(b) attached hereto,

               (c) Except as indicated on Schedule 4.08(c) attached hereto, the Site Contract is assignable by Sellers without the consent of the Site Provider and pursuant to such assignment, the assignee will have all of the rights, title and interest of the Sellers as though such assignee was an original party thereto,

               (d) Sellers have the exclusive right to operate pay telephones at the location or locations which are the subject of the Site Contract,


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               (e)  Except as set forth in Schedule 4.08(a) or 4.08 (b) the Site
     Contract cannot be terminated by the Site Provider during the term of the Site Contract, and

               (f) Sellers can terminate the Site Contract in the event the revenue generated by Sellers' pay telephones at the site is insufficient.

          4.09 PROPERTIES. The Sellers in the aggregate own all rights, properties and other assets necessary to permit Sellers to conduct the Business in all respects in the same manner as it conducts the Business on the date hereof, and Sellers in the aggregate have good and marketable title to all of the Assets and other properties used by them in the Business, subject to no Liens, leases, mortgages, pledges or charges of any kind, except as otherwise disclosed in this Agreement or in Schedule 4.04. All of the tangible Assets are in good working order and repair excluding normal wear and tear, are of merchantable quality, and are fit for the particular purpose for which they are intended to be used.

          4.10 INSURANCE. Each of the Sellers has delivered or will deliver on or prior to Closing to Purchaser a complete and accurate schedule listing and briefly describing all policies of fire, liability, automobile and other insurance maintained by such Seller. Such policies are in amounts to provide coverages customarily maintained by similar businesses and are in full force and effect.

          4.11 LITIGATION; COMPLIANCE WITH LAWS.  Except as set forth on
     SCHEDULE 4.11 hereto, no litigation, proceeding or controversy is pending or threatened against either of the Sellers before any court or any governmental agency. Neither of the Sellers has violated or is in violation of any federal, state, municipal or other laws, regulations or orders applicable to the Business or Sellers' activities, including but not limited to those pertaining to the provision of pay telephone service and installation of pay telephones, and any failure of Sellers to fully comply with such laws, regulations and ordinances will not have an adverse impact or prejudicial effect on the Business or the acquisition of the Assets by Purchaser in accordance with the terms of this Agreement. Sellers' charges for intrastate long-distance calls comply with all applicable state and local laws, regulations and orders.

          4.12 TAXES. Each of the Sellers has filed all federal, state, county, municipal, local and other tax returns and information which is required by law and has paid or made provision for the payment of all taxes due with respect to such returns and each such return is true and correct. Sellers and/or Shareholders shall pay all sales, use, ad valorem, value added, excise, employment, franchise, income and similar tax liabilities (including any interest and penalties) pertaining to the Business or the Assets for all periods up to and including the date of Closing. In addition, Sellers and/or Shareholders shall pay any and all sales, income and other taxes payable by Sellers in connection with the transfer of the Assets to the Purchaser. Neither of the Sellers has been notified that its federal or state income tax returns have been audited by the Internal Revenue Service or any applicable state revenue department, and neither of the Sellers has waived any statute of limitations governing federal or state income tax claims. All taxes, charges, levies and assessments which either of the


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

     Sellers is required by law to withhold or collect have been duly withheld or collected, and to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose.

          4.13 OTHER AGREEMENTS. Neither the execution nor the delivery of this Agreement by the Sellers and Shareholders, nor the performance of any of their respective obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under the charter or By-laws of either of the Sellers or any indenture, mortgage or other agreement or instrument to which either of the Sellers or either of the Shareholders is a party.

          4.14 BOOKS AND RECORDS. All of the books of account and other financial and corporate records of both Sellers have been or prior to Closing will be made available to Purchaser and its counsel and are in all material respects complete and correct, are maintained in accordance with customary business practices, and are accurately reflected in the Financial Statements.

          4.15 LABOR DISPUTES. Each of the Sellers is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and neither of the Sellers is engaged in any unfair labor practices or has discriminated on the basis of age, sex, race, religion or national origin in its employment conditions or practices. There is no unfair labor practice or discrimination complaint against either of the Sellers pending before or threatened before any board, department, commission or agency, nor does any basis therefor exist.

          4.16 NO BROKERS OR FINDERS. Neither the Sellers nor the Shareholders have incurred any obligation or liability, contingent or otherwise, for any broker's or finder's fees or commissions, or other like payments, in connection with their respective execution and delivery of this Agreement or the Sellers' sale of the Assets to Purchaser.

          4.17 INTELLECTUAL PROPERTY. Neither of the Sellers is a party to any intellectual property agreements to which the Assets or its use of the Assets are subject, and the Sellers' use of the Assets does not infringe on the protected intellectual property rights of others.

          4.18 CHARGES FOR INTERSTATE CALLS. Sellers' charges for interstate calls made from their pay telephones do not exceed $5.00 for the first three minutes.

          4.19 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation, warranty or statement of the Sellers or the Shareholders in this Agreement or in any document, information, exhibit or schedule furnished under this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.


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                                     ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PURCHASER

          As of the date of this Agreement and as of the date of Closing, Purchaser represents and warrants to the Sellers as follows:

          5.01 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to conduct the business conducted by it in the manner in which such business has been conducted.

          5.02 AUTHORITY. The execution, delivery and performance of this Agreement and all transactions contemplated by this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement shall be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, reorganization, insolvency, moratorium, or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and subject to general equitable principles. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement shall conflict with or result in a breach of the charter or By-laws of Purchaser or any instrument or agreement binding on Purchaser.

          5.03 RETENTION OF EMPLOYEES. Purchaser will not reduce the Sellers' work force in place as of the date of Closing and for the six (6) months thereafter; provided however, individual employees may be terminated for breach of their employment duties or failure to adhere to employment policies and procedures.


                                     ARTICLE VI

                            ACTIONS PENDING THE CLOSING

          Between the date of this Agreement and the Closing, the parties agree that they shall conduct themselves as follows:

          6.01 CONTINUED CONDUCT OF BUSINESS. The Sellers shall, and the Shareholders shall cause the Sellers to:

               (a)  conduct the Business only in the usual and ordinary course;

               (b) refrain from amending the charter or By-laws of either of the Sellers;

               (c) except as conducted in the ordinary course of business, refrain from making any purchases, sales or transfers of any material properties; entering into any material contracts or commitments; mortgaging, pledging, hypothecating, subjecting to a Lien, assigning or otherwise encumbering any of the Assets or other properties of either of the Sellers;

               (d) refrain from making any change in the compensation or benefits payable to any of the employees or agents of either of the Sellers or making any new bonus payment or arrangement or benefit to or with any of them;

               (e) preserve the present relationships with Sellers' customers, merchants, suppliers and other persons having business dealings with the Sellers;

               (f) maintain the Assets in customary repair, order and condition;

               (g)  maintain in force existing insurance policies; and

               (h) refrain from selling any of the Assets out of the ordinary course, change the character of the Business, or take actions which would materially increase the operating expenses of the Business.

          6.02 ACCESS TO RECORDS. Purchaser's representatives, attorneys and accountants shall have reasonable access to the records and files, audits and properties of Sellers as well as all information otherwise pertaining to the Assets and to the business and affairs of Sellers, which information shall be deemed confidential and shall not be disclosed to any third party without Sellers' consent. In the event the transactions contemplated herein are not consummated, Purchaser's representatives, attorneys and accountants shall return to Sellers all copies of any such information obtained by them.

                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ARTICLE VII

                          CONDITIONS PRECEDENT TO CLOSING

          7.01 PURCHASER'S CONDITIONS. Purchaser shall not be required to close the transaction contemplated by this Agreement unless the following conditions have been satisfied or waived in writing by Purchaser:

               (a) Each of the warranties and representations made by the Sellers and the Shareholders herein are true and correct;

               (b) The Sellers and the Shareholders, respectively, shall have complied with the covenants required by Article VI, above, and all other conditions of Closing which are contained in this Agreement;

               (c) The Sellers shall have delivered all of the items which are to be delivered and performed all of the things to be done by it at or prior to the Closing;

               (d) Purchaser shall have received all regulatory approvals necessary to complete the transactions contemplated hereby;

               (e) Sellers shall have delivered to Purchaser a schedule listing all of the Installed Phones;

               (f) Sellers shall have delivered to Purchaser SCHEDULES 2.01(a) AND 4.06(b), the audited Financial Statements described in Section 4.06, above, and the insurance policies described in Section 4.10, above; and

               (g) Purchaser's Board of Directors shall have approved this Agreement and the transactions contemplated hereby.

               In the event that one or more of the foregoing conditions is not fulfilled as of the date of Closing, Purchaser may, by written notice to the Sellers on or prior to the date of Closing, elect not to consummate the transactions provided for in this Agreement. Notwithstanding the foregoing, the provisions of Section 2.03(i) and (ii) shall remain in full force and effect.

          7.02 SELLERS' CONDITIONS. The Sellers shall not be required to close the transaction contemplated by this Agreement unless the following conditions have been satisfied or waived in writing by the Sellers:

               (a) Each of the warranties and representations made by Purchaser herein are true and correct;

               (b) Purchaser shall have complied with all other conditions of Closing which are contained in this Agreement; and

               (c) Purchaser shall have delivered all of the items which are to be delivered and performed all of the things to be done by it at the Closing.

               In the event that one or more of the foregoing conditions is not fulfilled as of the date of Closing, the Sellers may, by written notice to Purchaser on or prior to the date of Closing, elect not to consummate the transactions provided for in this Agreement.


                                    ARTICLE VIII

                                  INDEMNIFICATION

          8.01 SELLERS' INDEMNIFICATION. The Sellers and the Shareholders, jointly and severally, agree to indemnify Purchaser and its directors, officers, employees and agents, and their successors and assigns, against any and all liabilities, claims or obligations, including costs, expenses and attorneys' fees, of or against Purchaser, whether accrued, absolute, contingent or otherwise, arising from, related to or caused by the Sellers' or the Shareholders' breach of this Agreement or any of the warranties, representations or covenants of them hereunder, or Sellers' ownership and operation of the Assets at any time prior to the Closing; provided, however, that in the event the removal from service of a pay telephone acquired by Purchaser hereunder arises from, relates to or is caused by the breach of any of the representations and warranties of Sellers and Shareholders set forth in Article IV hereof at any time while such representations and warranties remain in effect (a "Claim for Removed Phones"), then the damages payable therefor to Purchaser shall be, and be limited to, an amount per phone so removed equal to the product of:

      (a) (i) the Purchase Price (as the same may be adjusted pursuant to the provisions of Sections 2.01(a) and (c), above), DIVIDED BY

          (ii) the number of pay telephones acquired by Purchaser hereunder,

     TIMES

      (b) (i) the difference between 28 and the number of full months elapsed between the date of Closing and the date such phone is removed from service, DIVIDED BY

          (ii) 28.

     The Sellers and the Shareholders, jointly and severally, shall further indemnify Purchaser, and its directors, officers, employees and agents, and their successors and assigns, against any and all loss, liability and expense, including reasonable attorneys' fees, resulting from or arising out of taxes levied, imposed or assessed by any governmental authority prior to and after the date of Closing with respect to the income and operations of Sellers for all periods prior to the date of Closing.

          Purchaser shall give notice to the Sellers with respect to each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which reasonably appears likely to give rise to an indemnification claim. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the right of Purchaser to indemnity; provided, however, that Purchaser shall not be entitled to indemnification for any loss, cost, damage, liability or expense resulting directly from Purchaser's delay in promptly notifying the Sellers of such matter. Purchaser shall give the Sellers a reasonable opportunity to defend the same at the Sellers' expense and with counsel of their own selection; provided that Purchaser shall at all times also have the right to fully participate in the defense at its own expense. If the Sellers shall, within a reasonable time after notice, fail to defend, Purchaser shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of the Sellers and the Shareholders. If the claim is one that cannot by its nature be defended solely by the Sellers, then Purchaser shall make available all information and assistance that the Sellers may reasonably request. Except with the prior written consent of Purchaser, the Sellers shall not, in defending any claim, enter into any settlement by which Purchaser is to be bound. The Sellers shall pay to Purchaser any amounts due hereunder within twenty (20) days after final judgment or compromise and settlement for payment of a claim under this Section 8.01; provided, however, that Purchaser shall be entitled to offset amounts owed by the Sellers and/or the Shareholders under this Section 8.01 against amounts next due and owing to the Sellers under this Agreement, the Note or any other agreement between Purchaser, on the one hand, and either of the Sellers or either of the Shareholders, on the other hand, and such offset(s) shall be in addition to any other remedies available to Purchaser. Notwithstanding the foregoing, any Claim for Removed Phones shall be satisfied first with an offset against the amount, if any, due and owing to the Sellers under the Note and then as otherwise provided herein.

          8.02 PURCHASER'S INDEMNIFICATION. The Purchaser agrees to indemnify Sellers and their respective directors, officers, employees and agents, and their successors and assigns, against any and all liabilities, claims or obligations, including costs, expenses and attorneys' fees, of or against either of the Sellers, whether accrued, absolute, contingent or otherwise, arising from, related to or caused by the Purchaser's breach of this Agreement or any of the warranties, representations or covenants of it hereunder, or Purchaser's ownership and operation of the Assets at any time subsequent to the Closing. The Purchaser shall further indemnify the Sellers, and their respective directors, officers, employees and agents, and their successors and assigns, against any and all loss, liability and expense, including reasonable attorneys' fees, resulting from or arising out of taxes levied, imposed or assessed by any governmental authority after the date of Closing with respect to the income and operations of Purchaser for all periods after the date of Closing.

          Sellers shall give notice to the Purchaser with respect to each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which reasonably appears likely to give rise to an indemnification claim. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the right of Sellers to indemnity; provided, however, that Sellers shall not be entitled to indemnification for any loss, cost, damage, liability or expense resulting directly from Sellers' delay in promptly notifying the Purchaser of such matter. Sellers shall give the Purchaser a reasonable opportunity to defend the same at the Purchaser's expense and with counsel of its own selection; provided that Sellers shall at all times also have the right to fully participate in the defense at their own expense. If the Purchaser shall, within a reasonable time after notice, fail to defend, Sellers shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of the Purchaser. If the claim is one that cannot by its nature be defended solely by the Purchaser, then Sellers shall make available all information and assistance that the Purchaser may reasonably request. Except with the prior written consent of Sellers, the Purchaser shall not, in defending any claim, enter into any settlement by which Sellers are to be bound. The Purchaser shall pay to Sellers any amounts due hereunder within twenty (20) days after final judgment or compromise and settlement for payment of a claim under this Section 8.02.


                                     ARTICLE IX

                              COVENANT NOT TO COMPETE

          For a period of five (5) years after the date of Closing, neither the Sellers nor the Shareholders shall directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, engage in the States of Pennsylvania, New Jersey or Delaware in any business directly competitive with or similar to Purchaser's business as it exists on the date of Closing, and neither the Sellers nor the Shareholders will directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, solicit, call on, take away, divert or assist any person in so soliciting, diverting, calling on, or taking away any customers of Purchaser, employ any of the then or former employees of Purchaser (including individuals employed by either of the Sellers as of the date hereof or as of the date of Closing but who subsequently become employees of Purchaser), or induce any such employees to terminate their employment with Purchaser. Notwithstanding the foregoing, (i) Purchaser acknowledges Ludwig's existing investment in Payphone Services, Inc., a New Jersey corporation, and hereby agrees that Ludwig may make additional investments therein but only to maintain the percentage ownership thereof that he has on the date hereof and,
(ii) Purchaser acknowledges Scott's existing investment in "Penn Triple S Vending" and hereby agrees that Scott may (a) make additional investments therein but only to maintain the percentage ownership thereof that he has on the date hereof, and (b) provide assistance thereto with respect to its vending business other than its pay telephone services business, (iii) Purchaser further agrees that Scott may engage in any business directly competitive with or similar to Purchaser's business as it exists on the date hereof and on the following terms: Scott, on his own behalf or on behalf of another, may continue to acquire telephones and site locations and he will pay for all costs associated with installing the telephones at the new locations. Purchaser will do the installation and maintain the equipment. Profits from these sites will be divided equally between Scott and the Purchaser after a $25 monthly per telephone deduction for service and all other expenses associated with operating the site. After such telephones have been in service for a full 12 months, Purchaser shall have the option for a period of 30 days following each 12 month period for each telephone to purchase the acquired telephones for 28 times cash flow, which shall be defined as in section 2.01(a) hereof. If Purchaser elects not to purchase an acquired telephone within said 30 days, it shall belong to Scott for all purposes. (iv) Purchaser further agrees that Ludwig may engage in any business directly competitive with or similar to Purchaser's business as it exists on the date of Closing provided that (a) Ludwig has not been employed by Purchaser for at least six (6) months, and (b) Ludwig, on his own behalf or on behalf of another, may thereafter acquire telephones and site locations and he will pay for all costs associated with installing the telephones at the new locations. Purchaser will do the installation and maintain the equipment. Profits from these sites will be divided equally between Ludwig and the Purchaser after a $25 monthly per telephone deduction for service and all other expenses associated with operating the site. After such telephones have been in service for a full 12 months, Purchaser shall have the option for a period of 30 days following each 12 month period for each telephone to purchase the acquired telephones for 28 times cash flow, which shall be defined as in section 2.01(a) hereof. If Purchaser elects not to purchase an acquired telephone within said 30 days, it shall belong to Ludwig for all purposes. Notwithstanding anything to the contrary herein, neither Scott nor Ludwig shall for a period of thirteen (13) months following the installation of each phone offer to sell such phone(s) to any other party. The covenants contained herein shall be construed and interpreted in any judicial proceeding to permit its enforcement to the maximum extent.
Each of the Sellers and each of the Shareholders agree that the restraint imposed is necessary for the reasonable and proper protection of Purchaser and its affiliates, and that said restraint is reasonable in terms of subject matter, duration, and geographic scope. It is understood by and between the parties that these restrictive covenants are an essential element of this Agreement and that, but for such covenant, Purchaser would not have entered into this Agreement. Without intending in any way to limit the remedies available to Purchaser, each of the Sellers and each of the Shareholders further understand and agree that damages at law may be an insufficient remedy to Purchaser if either of them breach their respective covenants not to compete and that Purchaser may have injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this Article IX.

                                     ARTICLE X

                                   MISCELLANEOUS

          10.01 ADDITIONAL DOCUMENTS. Each of the parties agrees to execute such additional documents as may reasonably be necessary to carry out the purposes and intent of this Agreement and to fulfill the obligations of the respective parties under this Agreement.

          10.02 BINDING ON SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective successors and assigns.

          10.03 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.04 ENTIRETY OF AGREEMENT. This Agreement states the entire agreement of the parties, merges all prior negotiations, agreements and understandings and states in full all representations, warranties and covenants which have induced this Agreement, there being no representations, warranties or covenants other than those stated in this Agreement. Each party agrees that in dealing with third parties, no contrary representations will be made.

          10.05 AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, duly executed by the parties.

          10.06 SURVIVAL OF REPRESENTATION AND WARRANTIES. The representations, warranties, covenants and agreements set forth in this Agreement shall survive for twenty-eight (28) months after the Closing; provided, however, that the representations and warranties in Section 4.12, above, shall survive for six (6) years after the Closing.

          10.07 HEADINGS. The headings in this Agreement are included for convenience only and shall not constitute a part of this Agreement.

          10.08 NOTICES. Any notice or other communication required or permitted under any provision of this Agreement shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, and addressed as follows:

                To Sellers and
                  Shareholders:    301 S. Fawn Street
                                   Philadelphia, PA 19103

                  with a copy to:  Peter Meltzer
                                   1600 Locust Street
                                   Suite 200
                                   Philadelphia, PA 19103

                To Purchaser:      9724 10th Avenue North
                                   Plymouth, MN  55441
                                   Attn: Jack Kohler
                  with a copy to:  Robert T. Montague
                                   Robins, Kaplan, Miller & Ciresi L.L.P.
                                   2800 LaSalle Plaza
                                   800 LaSalle Avenue
                                   Minneapolis, MN  55402-2015

     Either party may change its address by notice given to the other party as specified above.

          10.09 COUNTERPARTS. This Agreement may be executed in multiple counterparts. Each counterpart shall be deemed an original agreement, but all counterparts shall constitute only a single agreement.

          10.10 GOVERNING LAW AND REMEDIES. This Agreement shall be construed by and in accordance with the laws of the Commonwealth of Pennsylvania. Because a breach of the provisions of this Agreement may not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other legal right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      THE SELLERS:

                                      EDWARD STEVEN CORPORATION

                                      By: /s/ Jay Ludwig
                                         ------------------------------------
                                      Its President
                                         ------------------------------------

                                      DRAKE TELEPHONE CO.

                                      By: /s/ Jay Ludwig
                                         ------------------------------------
                                      Its President
                                         ------------------------------------

                                      THE SHAREHOLDERS:

                                      /s/ Jay Ludwig
                                      ---------------------------------------
                                      Jay Ludwig

                                      /s/ Jay Scott
                                      ---------------------------------------
                                      Jay Scott

                                      THE PURCHASER:

                                      CHOICETEL COMMUNICATIONS, INC.

                                      By: /s/ Jeffrey R. Paletz
                                         ------------------------------------
                                            Jeffrey R. Paletz
                                            President